EXHIBIT 11

                            DATA GENERAL CORPORATION

               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                   (Unaudited)

                     (In thousands except per share amounts)


                                                               Quarter Ended
                                                          ------------------------
                                                          Dec. 26,        Dec. 27,
                                                            1998             1997
                                                          --------        --------
Basic earnings per share:
Net income..........................................       $16,508         $ 3,498
                                                           =======         =======

Weighted average shares outstanding.................        49,801          48,640
                                                           =======         =======

Net income per share................................         $0.33           $0.07
                                                             =====           =====


Diluted earnings per share: (a)
Net income..........................................       $16,508         $ 3,498
                                                           =======         =======

Weighted average shares outstanding.................        49,801          48,640

Incremental shares from use of treasury
  stock method for stock options....................         1,435           2,036
                                                           -------         -------

Common and common equivalent shares,
  assuming full dilution, where applicable..........        51,236          50,676
                                                           =======         =======

Net income per share...............................          $0.32           $0.07
                                                           =======         =======





       (a) For the quarters ended December 26, 1998 and December 27, 1997, the assumed conversion of convertible debentures, giving effect to the incremental shares and the adjustment to reduce interest expense, results in anti-dilution and has therefore been excluded from the computation.
